EXHIBIT 99.1

Marlin Business Services Corp. Reports Second Quarter 2011 Results

Second Quarter 2011 Highlights:

  Net income of $1.5 million for the quarter
  15% sequential growth in new lease originations; 70% year-over-year
  Lease portfolio growth of 1.9% for the quarter
  12% sequential growth in dealer sources; 42% year-over-year
  Net interest and fee margin of 12.21%
  Risk adjusted net interest and fee margin of 10.35%
  Insured deposit growth of 30% quarter over quarter
  Strong capital position, consolidated equity to assets ratio of 34.58%

MOUNT LAUREL, N.J., Aug. 2, 2011 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported second quarter 2011 net income of $1.5 million, or $0.12 per diluted share. For the sixth-month period ended June 30, 2011, net income was $2.3 million, or $0.18 per diluted share.

"We're pleased with the momentum in all aspects of our business," says Daniel P. Dyer, Marlin's CEO. "Our intense focus on delivering high quality and consistent service to customers is an important component of our sales growth strategy. Supporting asset growth this quarter, dealer and lease account activity were up significantly over first quarter levels. Credit quality is in terrific shape with strong delinquency and charge-off performance across all segments of the portfolio. Borrowing costs continue to steadily decline benefiting from our low cost bank deposit strategy to fund lease originations and portfolio growth," says Dyer.

Second quarter 2011 lease production was $53.9 million, based on initial equipment cost, up 15% from $47.0 million for the first quarter of 2011 and 70% higher than the second quarter of 2010. Average monthly originating sources reached 826 for the second quarter of 2011, up 12% from the first quarter of 2011 and a 42% increase over the second quarter of 2010. The sales force grew to 97 full-time equivalents from 94 in the first quarter of 2011 and 69 in the second quarter of 2010, a 41% increase over the prior year.

Net interest and fee margin at 12.21% was relatively flat for the second quarter of 2011, compared to 12.30% in the first quarter of 2011, and has increased 55 basis points from the second quarter a year ago. Cost of funds improved 28 basis points from the first quarter of 2011 and 51 basis points from the second quarter of 2010. The improvement resulted from the Company's shift in funding mix from term funding to lower cost insured deposits at the Company's subsidiary, Marlin Business Bank.

Credit quality continues to improve. Highlights for the second quarter of 2011 include:

  Leases over 30 days delinquent were 1.31% of Marlin's lease portfolio, which is 36 basis points lower than the first quarter of 2011 and 133 basis points lower than the second quarter of 2010.
  Leases over 60 days delinquent were 0.56% of Marlin's lease portfolio, which is 19 basis points lower than the first quarter of 2011 and the lowest since the second quarter of 2006.
  Net leasing charge-offs were 1.86% of average net investment, which is 44 basis points lower than the first quarter of 2011 and 169 basis points lower than the second quarter of 2010.

As of June 30, 2011, the allowance for credit losses as a percentage of total finance receivables was 1.74%, which represented 278% of total 60+ day delinquencies, compared to an allowance for credit losses of 1.98% as of March 31, 2011, which represented 236% of total 60+ day delinquencies.

The Company maintains strong capital ratios with a consolidated equity to assets ratio of 34.58% and ample liquidity to support growth through our insured depository, Marlin Business Bank. The Company also had $58 million in unused commitments through its revolver facilities.

In conjunction with this release, the Company's static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Wednesday August 3, 2011 at 9:00 a.m. ET to discuss the Company's second quarter results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com, and an audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small and mid-sized businesses. The Company's subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e., leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2011	2010
	(Dollars in thousands, except per-share data)
	(Unaudited)
ASSETS
Cash and due from banks	$558	$2,557
Interest-earning deposits with banks	51,346	34,469
Total cash and cash equivalents	51,904	37,026
Restricted interest-earning deposits with banks (includes $24.2 million and $44.7 million at June 30, 2011 and December 31, 2010, respectively, related to consolidated variable interest entities ("VIEs"))	30,910	47,107
Securities available for sale (amortized cost of $1.7 million and $1.5 million at June 30, 2011 and December 31, 2010, respectively)	1,715	1,534
Net investment in leases and loans (includes $94.8 million and $154.1 million at June 30, 2011 and December 31, 2010, respectively, related to consolidated VIEs)	354,525	351,569
Property and equipment, net	2,149	2,180
Property tax receivables	298	197
Other assets	25,747	28,449
Total assets	$467,248	$468,062

LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term borrowings (includes $76.5 million and $128.2 million at June 30, 2011 and December 31, 2010, respectively, related to consolidated VIEs)	143,794	178,650
Deposits	124,522	92,919
Other liabilities:
Sales and property taxes payable	4,717	1,978
Accounts payable and accrued expenses	7,841	8,019
Net deferred income tax liability	24,803	26,493
Total liabilities	305,677	308,059

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,886,841 and 12,864,665 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	129	129
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	--	--
Additional paid-in capital	86,199	86,987
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(60)	(132)
Retained earnings	75,305	73,021
Total stockholders' equity	161,571	160,003
Total liabilities and stockholders' equity	$467,248	$468,062

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per-share data)

Interest income	$10,863	$11,994	$21,763	$24,823
Fee income	2,926	3,501	6,058	7,317
Interest and fee income	13,789	15,495	27,821	32,140
Interest expense	3,063	3,955	6,355	8,614
Net interest and fee income	10,726	11,540	21,466	23,526
Provision for credit losses	924	2,494	2,103	5,617
Net interest and fee income after provision for credit losses	9,802	9,046	19,363	17,909

Other income:
Insurance income	951	987	1,928	2,144
Loss on derivatives	(38)	(25)	(43)	(119)
Other income	434	306	716	596
Other income	1,347	1,268	2,601	2,621
Other expense:
Salaries and benefits	5,384	4,588	11,321	9,713
General and administrative	3,145	3,073	6,616	6,118
Financing related costs	157	155	346	302
Other expense	8,686	7,816	18,283	16,133
Income before income taxes	2,463	2,498	3,681	4,397
Income tax expense	933	947	1,397	1,609
Net income	$1,530	$1,551	$2,284	$2,788

Basic earnings per share	$0.12	$0.12	$0.18	$0.22
Diluted earnings per share	$0.12	$0.12	$0.18	$0.22

Weighted average shares used in computing basic earnings per share	12,989,681	12,832,792	12,957,552	12,802,579
Weighted average shares used in computing diluted earnings per share	13,065,206	12,904,163	13,033,875	12,865,857

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011

New Asset Production:
# of Sales Reps	69	84	87	94	97
# of Leases	3,009	3,253	3,669	3,984	4,522
Leased Equipment Volume	$31,729	$35,759	$42,906	$47,024	$53,889

Approval Percentage	49%	49%	54%	56%	60%

Average Monthly Sources	581	625	725	740	826

Implicit Yield on New Leases	14.56%	14.40%	13.98%	13.39%	13.04%

Net Interest and Fee Margin:
Interest Income Yield	12.12%	12.28%	12.38%	12.48%	12.37%
Fee Income Yield	3.54%	3.84%	3.54%	3.59%	3.33%
Interest and Fee Income Yield	15.66%	16.12%	15.92%	16.07%	15.70%
Cost of Funds	4.00%	3.86%	3.82%	3.77%	3.49%
Net Interest and Fee Margin	11.66%	12.26%	12.10%	12.30%	12.21%

Average Total Finance Receivables	$395,906	$371,833	$357,089	$349,203	$351,389
Average Net Investment in Leases	$393,248	$369,973	$355,863	$348,276	$350,662

End of Period Net Investment in Leases	$378,559	$359,859	$350,528	$347,254	$353,839
End of Period Loans	$2,101	$1,284	$1,041	$765	$686

Portfolio Asset Quality:

Leasing
30+ Days Past Due Delinquencies	2.64%	2.35%	1.97%	1.67%	1.31%
30+ Days Past Due Delinquencies	$11,031	$9,359	$7,665	$6,475	$5,188

60+ Days Past Due Delinquencies	1.20%	1.03%	0.89%	0.75%	0.56%
60+ Days Past Due Delinquencies	$5,015	$4,099	$3,460	$2,891	$2,220

Total Finance Receivables
30+ Days Past Due Delinquencies	2.70%	2.38%	1.98%	1.68%	1.31%
30+ Days Past Due Delinquencies	$11,358	$9,537	$7,726	$6,514	$5,190

60+ Days Past Due Delinquencies	1.24%	1.05%	0.90%	0.75%	0.56%
60+ Days Past Due Delinquencies	$5,202	$4,213	$3,504	$2,914	$2,221

Net Charge-offs - Leasing	$3,489	$2,778	$2,324	$2,002	$1,631
% on Average Net Investment in Leases Annualized	3.55%	3.00%	2.61%	2.30%	1.86%

Net Charge-offs - Total Finance Receivables	$3,596	$2,879	$2,375	$2,010	$1,636
% on Average Total Finance Receivables Annualized	3.63%	3.10%	2.66%	2.30%	1.86%

Allowance for Credit Losses	$9,151	$8,355	$7,718	$6,887	$6,175
% of 60+ Delinquencies	175.91%	198.31%	220.26%	236.34%	278.03%

90+ Day Delinquencies (Non-earning total finance receivables)	$2,819	$2,398	$1,996	$1,407	$1,197

Balance Sheet:

Assets
Investment in Leases and Loans	$381,978	$362,328	$352,527	$348,290	$354,014
Initial Direct Costs and Fees	7,833	7,170	6,760	6,616	6,686
Reserve for Credit Losses	(9,151)	(8,355)	(7,718)	(6,887)	(6,175)
Net Investment in Leases and Loans	$380,660	$361,143	$351,569	$348,019	$354,525
Cash and Cash Equivalents	35,178	44,100	37,026	40,064	51,904
Restricted Cash	66,546	47,384	47,107	51,212	30,910
Other Assets	12,611	13,678	32,360	34,972	29,909
Total Assets	$494,995	$466,305	$468,062	$474,267	$467,248
Liabilities
Total Debt	$218,987	$191,858	$178,650	$178,323	$143,794
Deposits	96,852	95,358	92,919	95,731	124,522
Other Liabilities	22,887	20,932	36,490	38,845	37,361
Total Liabilities	$338,726	$308,148	$308,059	$312,899	$305,677
Stockholders' Equity
Common Stock	$129	$129	$129	$130	$129
Paid-in Capital, net	86,204	86,606	86,985	87,563	86,197
Other Comprehensive Income	(205)	(153)	(132)	(100)	(60)
Retained Earnings	70,141	71,575	73,021	73,775	75,305
Total Stockholders' Equity	$156,269	$158,157	$160,003	$161,368	$161,571
Total Liabilities and Stockholders' Equity	$494,995	$466,305	$468,062	$474,267	$467,248

Capital and Leverage:
Equity	$156,269	$158,157	$160,003	$161,368	$161,571
Debt to Equity	2.02	1.82	1.70	1.70	1.66
Equity to Assets	31.57%	33.92%	34.18%	34.02%	34.58%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	30.13%	32.67%	34.87%	34.30%	34.35%
Tier 1 Risk-based Capital	37.48%	39.90%	39.58%	39.88%	40.10%
Total Risk-based Capital	38.74%	41.16%	40.84%	41.14%	41.35%

Expense Ratios:
Salaries and Benefits Expense	$4,588	$4,947	$5,307	$5,937	$5,384
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	4.64%	5.32%	5.94%	6.80%	6.13%
Total personnel end of quarter	211	229	234	243	251
General and Administrative Expense	$3,073	$3,156	$3,487	$3,471	$3,145
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	3.10%	3.40%	3.91%	3.98%	3.58%
Efficiency Ratio	59.70%	63.62%	72.55%	78.41%	70.42%

Net Income:
Net Income	$1,551	$1,434	$1,446	$754	$1,530

Annualized Performance Measures:
Return on Average Assets	1.20%	1.19%	1.28%	0.65%	1.31%
Return on Average Stockholders' Equity	4.09%	3.73%	3.72%	1.88%	3.78%

Per Share Data:
Number of Shares - Basic	12,832,792	12,872,123	12,866,214	12,927,477	12,989,681
Basic Earnings per Share	$0.12	$0.11	$0.11	$0.06	$0.12
Number of Shares - Diluted	12,904,163	12,933,439	12,942,524	13,005,882	13,065,206
Diluted Earnings per Share	$0.12	$0.11	$0.11	$0.06	$0.12

Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Marlin Business Services Corp.
         Lynne C. Wilson, CFO
         +1-888-479-9111 x4108